Calculation of Filing Fee Tables
S-3
GILEAD SCIENCES, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.80% Notes due 2029	457(r)			$ 749,910,000.00	0.0001531	$ 114,811.22
Fees to be Paid	2	Debt	5.10% Notes due 2035	457(r)			$ 995,990,000.00	0.0001531	$ 152,486.07
Fees to be Paid	3	Debt	5.50% Notes due 2054	457(r)			$ 997,090,000.00	0.0001531	$ 152,654.48
Fees to be Paid	4	Debt	5.60% Notes due 2064	457(r)			$ 744,675,000.00	0.0001531	$ 114,009.74
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,487,665,000.00		$ 533,961.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 533,961.51
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-273745 filed by the registrant on August 4, 2023.

[2]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-273745 filed by the registrant on August 4, 2023.

[3]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-273745 filed by the registrant on August 4, 2023.

[4]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-273745 filed by the registrant on August 4, 2023.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $3,487,665,000.00. The prospectus is a final prospectus for the related offering.